As filed with the Securities and Exchange Commission on July 5, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AVIALL, INC.

(Exact name of registrant as specified in its charter)

Delaware	65-0433083
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Aviall, Inc. 2750 Regent Boulevard DFW Airport, Texas 75261 (972) 586-1000	Jeffrey J. Murphy, Esq. Senior Vice President, Law & Human Resources, Secretary and General Counsel of Aviall, Inc. 2750 Regent Boulevard DFW Airport, Texas 75261 (972) 586-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

(For Co-registrants, please see “Table of Co-registrants” on the following page)

Copies of communications to:

Janice V. Sharry, Esq.

Garrett A. DeVries, Esq.

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

(214) 651-5000

Approximate date of commencement of proposed sale of securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Debt Securities (4)
Guarantees of Debt Securities (5)
Preferred Stock, par value $0.01 per share (6)
Common Stock, par value $0.01 per share (7)	(10)	(10)	(10)	(10)
Debt Warrants (8)
Equity Warrants (9)
Units
Subtotal			$100,000,000	$11,770(11)
Common Stock offerable by the selling stockholder named in the prospectus (12)	3,862,115	$31.595(13)	$122,023,523	$14,363(14)
Total			$222,023,523	$26,133(15)

(1)	The prospectus included in this Registration Statement relates to (i) $100,000,000 aggregate initial offering price of our debt securities, preferred stock, common stock, debt warrants, equity warrants and units, (ii) an indeterminate amount of guarantees of debt securities by the co-registrants named herein and (iii) the offer and sale by the selling stockholder named herein of 3,862,115 shares of common stock.
(2)	Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in this Registration Statement also relates to (i) $200,000,000 aggregate initial offering price of our debt securities, preferred stock, common stock, debt warrants, equity warrants and units that were previously registered pursuant to Registration Statement No. 333-111816 and have not yet been issued and sold, (ii) an indeterminate amount of guarantees of debt securities by the co-registrants named herein that were previously registered pursuant to Registration Statement No. 333-111816 and (iii) the offer and sale by the selling stockholder of the remaining 500,000 shares of common stock that were previously registered pursuant to Registration Statement No. 333-111816 and have not yet been sold by the selling stockholder. A registration fee of $24,797 was paid on or about January 9, 2004 in respect of the securities that were previously registered pursuant to Registration Statement No. 333-111816, which registration statement was declared effective by the Securities and Exchange Commission on March 8, 2004.
(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time by us or the selling stockholder in connection with the issuance or sale of the securities registered hereunder. Securities registered for sale by us and the selling stockholder hereunder may be sold separately, together or as units with other securities registered hereunder.
(4)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold by us from time to time at indeterminate prices. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000 less the dollar amount of any securities previously issued hereunder. There are also being registered hereunder an indeterminate principal amount of debt securities as shall be (a) issuable (i) upon conversion or exchange of preferred stock or other debt securities registered hereunder and (ii) upon exercise of debt warrants registered hereunder and (b) necessary to adjust the principal amount of debt securities from time to time reserved for issuance upon such exercise in accordance with the anti-dilution provisions of any convertible or exchangeable preferred stock or other debt securities or debt warrants.
(5)	There is being registered hereunder an indeterminate amount of guarantees of debt securities by the co-registrants named herein. No additional consideration will be received for the guarantees, if any, of debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is required in connection with the guarantees of debt securities.
(6)	There is being registered hereunder an indeterminate number of shares of preferred stock as may be sold by us from time to time at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of preferred stock as shall be (a) issuable upon exchange of debt securities or exercise of equity warrants registered hereunder and (b) necessary to adjust the number of shares of preferred stock from time to time reserved for issuance upon such exercise in accordance with the anti-dilution provisions of the equity warrants or exchangeable debt securities.
(7)	There is being registered hereunder an indeterminate number of shares of common stock as may be sold by us from time to time at indeterminate prices. There are also being registered hereunder an indeterminate number of shares of common stock as shall be (a) issuable (i) upon conversion or redemption of preferred stock or debt securities registered hereunder and (ii) upon exercise of equity warrants registered hereunder, (b) necessary to adjust the number of shares of common stock from time to time reserved for issuance upon such conversion, redemption or exercise in accordance with the anti-dilution provisions of the debt securities, preferred stock or equity warrants, respectively, and (c) as a result of a stock split, stock dividend or other adjustment to, or change in, the outstanding shares of common stock.
(8)	There is being registered hereunder an indeterminate number of debt warrants as may be sold by us from time to time at indeterminate prices.
(9)	There is being registered hereunder an indeterminate number of equity warrants as may be sold by us from time to time at indeterminate prices.
(10)	Not applicable pursuant to General Instruction II.D. of Form S-3.
(11)	Determined pursuant to Rule 457(o) under the Securities Act.
(12)	Plus such indeterminate number of shares of common stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act.
(13)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices per share of common stock as quoted on the New York Stock Exchange on July 1, 2005 (within 5 business days prior to the filing of this Registration Statement).
(14)	Determined pursuant to Rule 457(c) under the Securities Act.
(15)	Does not include a registration fee of $24,797 that was paid on or about January 9, 2004 in respect of the securities that were previously registered pursuant to Registration Statement No. 333-111816, which registration statement was declared effective by the Securities and Exchange Commission on March 8, 2004.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to, and this Registration Statement constitutes a post-effective amendment to, Registration Statement 333-111816. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933, as amended.

TABLE OF CO-REGISTRANTS

Exact name of co-registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Aviall Services, Inc.	Delaware	75-2401836
Aviall Product Repair Services, Inc.	Delaware	75-2651747
Aviall Japan Limited	Delaware	42-1568824
Inventory Locator Service, LLC	Delaware	52-2303505
Inventory Locator Service-UK, Inc.	Delaware	48-1285736

The address, including zip code, of each of the co-registrants is 2750 Regent Boulevard, DFW Airport, Texas 75261 and the telephone number, including area code, of each of the co-registrants is (972) 586-1000. The name and address, including zip code, and the telephone number, including area code, of the agent for service of process for each of the co-registrants is the same as for Aviall, Inc.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 5, 2005

PROSPECTUS

$300,000,000

Debt Securities, Preferred Stock, Common Stock,

Debt Warrants, Equity Warrants and Units

Offered by

Aviall, Inc.

Guarantees of Debt Securities by

Aviall Services, Inc., Aviall Product Repair Services, Inc.,

Aviall Japan Limited, Inventory Locator Service, LLC and

Inventory Locator Service – UK, Inc.

4,362,115 Shares of Common Stock

Offered by the

Selling Stockholder

We may offer, from time to time, any combination of these securities, in one or more series or issuances, at prices we will determine at the time of offering. The total offering price of all of the securities that we may sell pursuant to this prospectus will not exceed $300,000,000 (or the equivalent amount in other currencies).

This prospectus also covers guarantees of our payment obligations under any debt securities, which may be given by certain of our subsidiaries on terms to be determined at the time of the offering.

Up to 4,362,115 shares of our common stock may be offered from time to time in one or more offerings by the selling stockholder identified in this prospectus at prices that such selling stockholder will determine at the time of the offering. We will not receive any proceeds from sales of shares of our common stock by the selling stockholder.

We will provide the specific terms of the securities offered by us, including any guarantees by our subsidiaries, or the selling stockholder in supplements to this prospectus, which we will deliver together with this prospectus at the time of sale.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is quoted on the New York Stock Exchange under the symbol “AVL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2005.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus or the applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. In addition, the selling stockholder referred to in this prospectus may offer and sell up to 4,362,115 shares of our common stock under this prospectus and any prospectus supplement. We will not receive any of the proceeds from any sale of shares by the selling stockholder.

This prospectus provides you with a general description of the securities we and the selling stockholder may offer and certain guarantees that may be provided by our subsidiaries. Each time we or the selling stockholder sell securities, we will provide a prospectus supplement containing specific information about the terms of those securities and any related subsidiary guarantees. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus, the relevant prospectus supplement and the information described under the heading “Where You Can Find Additional Information.”

In this prospectus, the words “Aviall,” “Company,” “we,” “our,” “ours” and “us” refer to Aviall, Inc. and its subsidiaries, unless otherwise stated or the context requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports will be made available free of charge through the Investor Relations section of our Internet website, www.aviall.com, as soon as practicable after the material is electronically filed with, or furnished to, the SEC.

INCORPORATION BY REFERENCE

We may “incorporate by reference” in this prospectus the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we subsequently file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated by reference in this prospectus. Any statement so updated or superseded shall not be deemed, except as so updated or superseded, to constitute part of this prospectus.

We incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the date that the offering of securities pursuant to this prospectus has been terminated. In addition, except to the extent such information has been updated or superseded by the information in this prospectus, we incorporate by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•	our Current Report on Form 8-K, dated June 9, 2005, regarding the adoption of the Aviall, Inc. Management Incentive Plan.

In addition, we incorporate by reference the description of our common stock, which is contained in our registration statement on Form 10, filed with the SEC on December 22, 1993, as updated or amended in any amendment or report filed for such purpose.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website or at the address listed above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents that are not specifically incorporated by reference in this prospectus. You can request a copy of the documents incorporated by reference in this prospectus and other documents and agreements referred to in this prospectus by requesting them in writing or by telephone from us at the following address:

Aviall, Inc.

P.O. Box 619048

Dallas, Texas 75261-9048

Attention: Shareholder Services

Telephone: (972) 586-1000

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” concerning our business, operations and financial performance and condition. When we use the words “estimates,” “expects,” “forecasts,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions in this prospectus, we intend to identify forward-looking statements.

We have based our forward-looking statements on our current assumptions, expectations and projections about future events. We have expressed our assumptions, expectations and projections in good faith, and we believe there is a reasonable basis for them. However, we cannot assure you that our assumptions, expectations or projections will prove to be accurate.

A number of risks and uncertainties could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements are set forth in this prospectus, including the factors described under the section entitled “Risk Factors.” These risks, uncertainties and other important factors include, among others:

•	loss of key suppliers or significant customers;

•	termination or curtailment of material contracts;

•	changes in demand for, or prevailing market prices of, our products and services;

•	inaccurate forecasts of our inventory requirements;

•	changes in economic conditions;

•	limited operational flexibility due to our significant indebtedness and other contractual restrictions;

•	increased competition;

•	failure to execute and realize anticipated benefits from existing and new agreements;

•	changes in our business strategy;

•	changes in government regulations and policies;

•	loss of access to, or use of, our corporate headquarters building;

•	inability to effectively and efficiently integrate new businesses and inventory;

•	limitations on our ability to use our net operating loss carryforward;

•	problems with the technology we use in connection with our operations;

•	foreign currency fluctuations and devaluations in our foreign markets; and

•	foreign political instability and acts of war or terrorism.

Other factors may cause our actual results to differ materially from the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus and, except as required by law, we do not undertake any obligation to publicly update or revise our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements.

AVIALL, INC.

We are the largest independent global provider of new parts, supply-chain management and other related value-added services to the aerospace aftermarket. The aerospace aftermarket consists of parts needed for the scheduled and unscheduled maintenance, repair and modification of aircraft already in use but does not include parts used in the construction of new aircraft or engines. We serve this market through our two wholly-owned subsidiaries, Aviall Services, Inc., or Aviall Services, and Inventory Locator Service, LLC, or ILS. Aviall Services provides new parts and related supply-chain management services to the aerospace industry, and ILS operates electronic marketplaces for buying and selling parts, equipment and services for the global aerospace, defense and marine industries.

Aviall Services purchases a broad range of new parts, components and supplies from original equipment manufacturers, or OEMs, and resells them to its customers. As of December 31, 2004, Aviall Services purchased new parts, components and supplies from over 220 OEMs, including in some cases several business units within such manufacturers, and resold them to over 18,500 government/military, general aviation/corporate and commercial airline customers, including over 300 airlines. Aviall Services also provides value-added services to our customers and suppliers, such as repair and assembly services, supply-chain management services and information-gathering and delivery services.

ILS operates electronic marketplaces for buying and selling parts, equipment and services for the global aerospace, defense and marine industries. As of December 31, 2004, ILS had more than 14,000 users in more than 85 countries, ILS’s electronic marketplaces contained more than 55 million line items representing over five billion parts for sale, and ILS also maintained databases of over 119 million cross-referenced United States, or U.S., government records, allowing users to research manufacturers and prices for specific parts, locate alternate parts, find additional uses and markets for parts and review U.S. government procurement histories.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, net proceeds from the sale of the securities sold by us will be used for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, purchases of distribution rights and inventory in connection with new supplier contracts, the repurchase of outstanding securities and the repayment of indebtedness. Pending these applications, net proceeds from the sale of securities may be temporarily invested in short-term interest-bearing securities or other investment-grade securities. We will not receive any proceeds from sales of shares of our common stock by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated below as calculated under SEC rules is as follows:

	Three Months Ended March 31, 2005		Year Ended December 31,
			2004		2003		2002		2001		2000
Ratio of earnings to fixed charges	4.1	x	3.7	x	2.1	x	2.2	x	1.3	x	2.6	x

For the purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before taxes and fixed charges. Fixed charges include interest expense, amortization of deferred debt issuance cost, the portion of operating rental expense that management believes is representative of the appropriate interest component of rent expense, and the amount of pre-tax earnings required to pay preferred stock dividends.

RISK FACTORS

The prospectus supplement applicable to each type or series of securities we or the selling stockholder offer will contain a discussion of risks applicable to an investment in our company and industry and to the particular types of securities that we or the selling stockholder are offering under that supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth some general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. For more information please refer to the applicable indenture. Capitalized terms used in this prospectus that are not defined will have the meanings given to them in these documents.

Any senior debt securities will be issued under a senior indenture to be entered into among us, any of our subsidiaries guaranteeing such senior debt securities and the trustee named in the senior indenture, also referred to as the “senior trustee.” Any subordinated debt securities will be issued under a subordinated indenture to be entered into among us, any of our subsidiaries guaranteeing such subordinated debt securities and the trustee named in the subordinated indenture, also referred to as the “subordinated trustee.” As used in this registration statement, the term “indentures” refers to both the senior indenture and the subordinated indenture, as applicable. Both indentures will be qualified under the Trust Indenture Act. As used in this registration statement, the term “trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

We currently conduct substantially all of our operations through our subsidiaries, and the holders of debt securities (whether senior debt securities or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries except to the extent of any guarantee issued by our subsidiaries with respect to such debt securities as described in the applicable prospectus supplement.

If specified in the prospectus supplement, certain of our subsidiaries (each a Subsidiary Guarantor) will unconditionally guarantee (each such guarantee, a Subsidiary Guarantee) the debt securities as described under “—Guarantees” and in the applicable prospectus supplement. The Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. Subsidiary Guarantees of subordinated debt securities will be subordinated to the senior debt of the subsidiary guarantor on the same basis as our subordinated debt securities are subordinated to our senior debt.

The following summaries of some material provisions of the senior debt securities, the subordinated debt securities, any related subsidiary guarantees and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture and any supplemental indenture applicable to a particular series of debt securities, including the definitions in this registration statement of some terms. Except as otherwise indicated, the terms of any senior indenture and subordinated indenture, as applicable, will be identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and by a supplemental indenture. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series.

In particular, each prospectus supplement will describe the following terms relating to a series of debt securities as specified in a supplemental indenture:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	whether the debt securities will be guaranteed and the terms of any such guarantees;

•	any provisions granting special rights to you when a specified event occurs;

•	any limit on the amount of debt securities that may be issued;

•	whether any of the debt securities will be issuable in whole or in part in temporary or permanent global form or in the form of book entry securities and, in such case, the identity for the depositary for such series and if in global form whether beneficial owners of interests in any such global security may exchange such interests for securities of such series, and the form of legend or legends that shall be borne by any such global security;

•	the person to whom any interest payable on a debt security shall be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such payment;

•	the manner in which any interest payable on a temporary global security on any interest payment date will be paid, if other than in the manner provided in the indenture;

•	the maturity date(s) of the debt securities;

•	the annual interest rate(s) (which may be fixed or variable) or the method for determining the rate(s) and the date(s) interest will begin to accrue on the debt securities, the date(s) interest will be payable, and the regular record date(s) for interest payment date(s) or the method for determining the record date(s);

•	the place(s) where payments with respect to the debt securities shall be payable;

•	our right, if any, to defer payment of interest on the debt securities and the maximum length of any deferral period;

•	the date, if any, after which, and the price(s) at which, the series of debt securities may, pursuant to any optional redemption provisions, be redeemed at our option, and other related terms and provisions;

•	the date(s), if any, on which, and the price(s) at which, if applicable, we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at your option to purchase in whole or in part, the series of debt securities and other related terms and provisions;

•	the denominations and currency in which the series of debt securities will be issued, if other than denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof;

•	any mandatory or optional sinking fund or similar provisions respecting the debt securities;

•	the currency or currency units in which payment of the principal of, premium, if any, and interest on the debt securities shall be payable;

•	if the amount of payments of principal of (and premium, if any), and any interest on, the debt securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

•	if other than the entire principal amount, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity of a series of debt securities in case of an event of default under the indenture;

•	any additional means of satisfaction and discharge, and any additional conditions to discharge, of the indenture;

•	if the debt securities of the series are to be convertible into or exchangeable for our common stock (or cash in lieu thereof), equity securities, other debt securities (including other debt securities issued under the indenture), warrants or any other of our securities or property or any other entity, at our, or the holder of debt securities’ option or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax or other regulatory purposes and whether we can redeem the debt securities rather than pay these additional amounts;

•	any addition to, or modification or deletion of, any definition, any event of default or any covenant specified in the applicable indenture and supplement with respect to the debt securities;

•	the terms and conditions, if any, pursuant to which the debt securities are secured; and

•	any other terms of the debt securities.

Further, each prospectus supplement will describe the supplemental indenture provisions that amend the indenture without the consent of the holders of debt securities where such amendment is not specifically permitted under the indenture without such consent; provided, however, that any such amendment shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such amendment.

The debt securities may be issued as original issue discount securities as described in a prospectus supplement. An original issue discount security is a debt security, including any zero coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

United States federal income tax considerations applicable to debt securities sold at an original issue discount security will be described in the applicable prospectus supplement. In addition, United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Unless otherwise specified in a supplemental indenture, under the indentures, we will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without your consent, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series, unless such reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange of Rights

The terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other of our securities will be detailed in the prospectus supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at your option, or at our option, and may include provisions pursuant to which the number of shares of our common stock or of our other securities to be received by you and other holders of such series of debt securities would be subject to adjustment.

Guarantees

Any senior or subordinated debt securities may be guaranteed by one or more of our direct and indirect subsidiaries. While each prospectus supplement will more fully describe any guarantees for the benefit of the series of debt securities to which it relates, unless otherwise indicated in the prospectus supplement, the following provisions will apply to the guarantees of the debt securities given by our subsidiaries.

Subject to the limitations described below and in the prospectus supplement, our Subsidiary Guarantors will unconditionally guarantee the punctual payment when due, whether at the maturity date of the debt securities, by acceleration or otherwise, of all of our obligations under the indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by our Subsidiary Guarantors, the “Guaranteed Obligations”).

In the case of subordinated debt securities, a Subsidiary Guarantee will be subordinated in right of payment to the senior debt of the Subsidiary Guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by the Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture.

Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

•	remain in full force and effect until either (a) payment in full of all the Guaranteed Obligations (or the applicable debt securities are defeased and discharged in accordance with the defeasance provisions of the indentures) or (b) released as described in the following paragraph;

•	be binding upon the applicable Subsidiary Guarantor; and

•	inure to the benefit of, and be enforceable by, the applicable trustee, the holders of the debt securities and their successors and permitted transferees and assigns.

If a Subsidiary Guarantor ceases to be our subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the capital stock of the Subsidiary Guarantor, by way of sale, merger, consolidation or otherwise, the Subsidiary Guarantor will be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the trustee or any holder of debt securities, and no other person acquiring or owning the assets or capital stock of the Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee; provided, in each case, that the transaction or transactions resulting in the Subsidiary Guarantor’s ceasing to be subsidiary are carried out pursuant to, and in compliance with, all of the applicable covenants in the applicable indentures. Further, if we elect either defeasance and discharge or covenant defeasance under the terms of the indentures, then such Subsidiary Guarantor will also be deemed released and relieved of its obligations under its Subsidiary Guarantee without any further action required on the part of the trustee or any holder of debt securities. In addition, an applicable prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Consolidation, Merger or Sale

Unless noted otherwise in a prospectus supplement, the indentures and the supplemental indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor or acquirer of all or substantially all of our assets must assume all of our obligations under the indentures and any supplemental indentures or the debt securities, as appropriate.

Events of Default under the Indentures

Unless otherwise specified in a supplemental indenture, an event of default typically will occur under the indentures with respect to any series of debt securities issued upon:

•	failure to pay interest on the debt securities when due if such failure continues for 30 days and the time for payment has not been extended or deferred;

•	failure to pay the principal or premium of the debt securities, if any, when due;

•	in the case of debt securities guaranteed by one or more of our subsidiaries, the Subsidiary Guarantees being held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or such Subsidiary Guarantor or any person or entity acting on behalf of such Subsidiary Guarantor denying or disaffirming such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture);

•	failure to deposit any sinking fund payment, when due, for any debt security and in the case of the subordinated indenture, whether or not the deposit is prohibited by the subordination provisions;

•	failure to observe or perform any other covenant contained in the debt securities or the indentures other than a covenant specifically relating to another series of debt securities, if such failure continues for 90 days after we receive notice from a trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	if the debt securities are convertible into shares of our common stock or other of our securities, failure by us to deliver common stock or the other securities when you and other holders of the debt securities elect to convert the debt securities into shares of our common stock or other of our securities; and

•	particular events of bankruptcy, insolvency, or reorganization.

The supplemental indentures or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

Subject to the provisions of the supplemental indentures, an event of default for a particular series of debt securities may, but does not necessarily, constitute an event of default for any other series of debt securities.

Unless otherwise specified in a supplemental indenture, if an event of default with respect to debt securities of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately.

Subject to the provisions of the supplemental indentures, the holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest on the debt securities. Any such waiver shall cure such default or event of default.

Subject to the provisions of the supplemental indentures, in the case of any series of subordinated debt securities, the amounts collected by a trustee from us as a result of an event of default must first be applied towards any amounts due to the trustee and then to the payment of any senior series of debt securities before being paid to holders of such series of subordinated debt securities.

Subject to the terms of the supplemental indentures, if an event of default under an indenture shall occur and be continuing, the trustee named in such indenture will be under no obligation to exercise any of its rights or powers under such indenture at your request or direction or that of any other holders of the applicable series of debt securities, unless you or such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the applicable indenture;

•	the trustee may take any other action deemed proper by it which is not inconsistent with such direction; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

Subject to the terms of the supplemental indentures, as a holder of the debt securities of any series, you will only have the right to institute a proceeding or to appoint a receiver or trustee, or to seek other remedies if:

•	you have given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and have offered reasonable indemnity to the trustee to institute such proceedings as trustee; and

•	the trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after such notice, request, and offer. These limitations do not apply to a suit instituted by you if we default in the payment of the principal, premium, if any, or interest on, your debt securities.

Subject to the terms of the supplemental indentures, we will periodically file statements with the trustee regarding our compliance with all of the conditions and covenants in the indentures.

Modification of Indentures

We and a trustee may change an indenture without your consent with respect to specific matters, including:

•	to cure any ambiguity, omission, defect, or inconsistency in such indenture;

•	to provide for the assumption by a successor person of our obligations under such indenture;

•	to add guarantees, including subsidiary guarantees, with respect to debt securities or to release subsidiary guarantors from subsidiary guarantees as provided by the terms of the indenture or to secure debt securities;

•	to add to the covenants for your benefit or to surrender any right or power conferred upon us;

•	to add additional events of default with respect to all, or a specific series, of the debt securities;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities in accordance with the terms of the indenture; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to secure the securities or any subsidiary guarantee pursuant to the terms of such subsidiary guarantee;

•	to surrender any right conferred to us under the indenture;

•	to change or eliminate any provision of the indenture that does not materially adversely affect your interests as a holder of debt securities of any series; or

•	to comply with any requirement of the SEC in connection with the qualification of an indenture under the Trust Indenture Act.

In addition, under the indentures, but subject to the terms of the supplemental indenture, your rights as a holder of a series of debt securities may be changed by us, any Subsidiary Guarantor and a trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	change the fixed maturity of such series of debt securities;

•	reduce the principal amount, reduce the rate of, or extend the time of payment of interest, or any premium payable upon the redemption of any such debt securities;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place where principal or interest under the debt securities is payable;

•	a change in the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting; or

•	modify any of the above provisions.

Form, Exchange and Transfer

The debt securities of each series will be issuable only in fully registered form without coupons and, unless otherwise specified in the applicable prospectus supplement, in denominations of $1,000 (or the equivalent amount in foreign currency) and any integral multiple thereof. Subject to the terms of the supplemental indentures, the indentures will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository we name and identify in a prospectus supplement with respect to such series.

At your option, subject to the terms of the supplemental indentures and the limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the supplemental indentures and the limitations applicable to global securities detailed in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. The security registrar and any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Subject to the terms of the supplemental indentures, if the debt securities of any series are to be redeemed, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities that may be selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any such debt securities being redeemed in part.

Information Concerning Trustees

A trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only such duties as are specifically detailed in the indentures and, upon an event of default under an indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur. A trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities (or one or more predecessor securities) are registered at the close of business on the regular record date for such interest.

Principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of a trustee in The City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium, or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Legal Defeasance and Covenant Defeasance

We at any time may terminate all of our obligations under the indenture and any applicable supplemental indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to replace mutilated, destroyed, lost or stolen certificates representing the debt securities and to maintain a registrar and paying agent in respect of the debt securities. Additionally, we at any time may terminate certain covenants under the indenture or any supplemental indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

If we exercise our legal defeasance option, payment of the debt securities may not be accelerated because of an event of default with respect to the indenture or a supplemental indenture. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of an event of default relating to the terminated covenants.

The legal defeasance option or the covenant defeasance option may be exercised only if:

•	we irrevocably deposit in trust with the Trustee money or United States government obligations for the payment of principal of, premium, if any, and interest on the new notes to maturity or redemption, as the case may be;

•	we deliver to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any and interest when due and without reinvestment on the deposited United States government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all debt securities to maturity or redemption, as the case may be;

•	91 days pass after the deposit is made and during the 91-day period we are not in default under the indenture as a result of the initiation of a bankruptcy or similar proceeding with respect to us or any other person or entity making such deposit which is continuing at the end of the period;

•	no event of default has occurred and is continuing on the date of such deposit and after giving effect to such deposit;

•	such deposit does not constitute a default under any other agreement or instrument binding on us;

•	we deliver to the Trustee an opinion of our legal counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	in the case of the legal defeasance option, we deliver to the Trustee an opinion of our legal counsel stating that:

•	we have received from the Internal Revenue Service a ruling, or

•	since the date of the indenture there has been a change in the applicable federal income tax law, to the effect,

in either case, that, and based thereon such opinion of our legal counsel shall confirm that, the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

•	in the case of the covenant defeasance option, we deliver to the Trustee an opinion of our legal counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

•	we deliver to the Trustee an officers’ certificate and an opinion of our legal counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities have been complied with as required by the indenture.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York except for conflicts of laws provisions and to the extent that the Trust Indenture Act shall be applicable.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the senior debt securities, and it may also be senior in right of payment to all of our other subordinated debt. The indenture supplement relating to any series of subordinated debt securities will include the subordination provisions of such series including:

•	the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any senior indebtedness, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities;

•	the definition of senior indebtedness applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series;

•	any changes to the subordination provisions of the indenture that we make without the consent of the holders of debt securities and which changes are not specifically permitted under the indenture without such consent; provided that such changes shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such change.

The indenture supplement will also describe as of a recent date the approximate amount of senior indebtedness to which the subordinated debt securities of such series will be subordinated.

The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the applicable supplemental indenture will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described under “—Legal Defeasance and Covenant Defeasance.”

The foregoing description of debt securities and the indenture is a summary and is qualified in its entirety by the applicable indenture. Further, we may amend the applicable indenture without the consent of the holders of debt securities, even if such amendment is not specifically permitted without such consent; provided that such amendment shall become effective only when there is no debt security of any series which (i) is outstanding, (ii) was created prior to the execution of the supplemental indenture providing for such change and (iii) is adversely affected by such change.

DESCRIPTION OF CAPITAL STOCK

Selected provisions of our organizational documents and descriptions of our capital stock are summarized below. The summary is not complete. You should read the organizational documents, which are incorporated by reference to this registration statement, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

We are authorized to issue 80,000,000 shares of common stock, par value $0.01 per share. As of April 25, 2005, a total of 33,461,987 shares of our common stock were issued and outstanding. We are also authorized to issue 10,000,000 shares of preferred stock, par value $0.01 per share. As of April 25, 2005, no shares of preferred stock were outstanding.

The following summary of our common stock and preferred stock is qualified in its entirety by reference to our Restated Certificate of Incorporation, our Amended and Restated By-laws, and the Delaware General Corporation Law, as amended.

Common Stock

Listing

Our common stock is listed on the New York Stock Exchange, under the symbol “AVL.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

Stockholders may receive dividends declared by our board of directors if, as and when our board of directors declares any such dividends. Except in limited circumstances, our credit agreement contains restrictions on our ability to pay dividends without consent of the parties thereto.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and other matters submitted to our stockholders. Holders of our common stock do not have cumulative or preemptive rights. As a result, the holders of a majority of the outstanding shares of common stock voting for the election of directors can elect all the directors, and, in such event, the holders of the remaining shares of common stock will not be able to elect any persons to our board of directors.

Other Provisions

We will notify holders of common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors and holders of any preferred stock we have outstanding at the time of liquidation.

Transfer Agent and Registrar

Wells Fargo Bank, N.A. is the transfer agent and registrar for our common stock.

Preferred Stock

The following description of the terms of the preferred stock sets forth general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating to such series. You should read the certificate of designations establishing a particular series of preferred stock, which we will file with the SEC in connection with the offering of such series, for other provisions that may be important to you.

General

Our board of directors can, without approval of our stockholders, establish series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences, privileges and restrictions including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in the persons and entities controlling us and make it harder to remove present management. Under certain circumstances, the terms of any preferred stock, which is subsequently issued, could also restrict dividend payments to holders of our common stock or restrict our ability to repurchase or redeem shares.

Other Provisions

The transfer agent, registrar and dividend disbursement agent for a series of preferred stock will be named in the applicable prospectus supplement. The registrar for preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

If we offer preferred stock, the specific terms of a particular series will be described in the prospectus supplement, and will include the following:

•	the price or prices at which the preferred stock will be issued;

•	the maximum number of shares to constitute the series and the distinctive designations of such series;

•	the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be paid in preference to dividends on common stock, and whether dividends will be cumulative;

•	whether and the manner in which the preferred stock will be redeemable at our option or otherwise;

•	any liquidation preference applicable to the preferred stock;

•	whether and the manner in which the preferred stock will be subject to a retirement or sinking fund that requires us to repurchase the shares;

•	any conversion or exchange rights applicable to the preferred stock;

•	any restrictions on the ability to sell or transfer the preferred stock;

•	any voting rights; and

•	any other restrictions, preferences, privileges, rights or limitations.

Delaware Anti-Takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Although the selling stockholder and its affiliates currently own over 15% percent of our common stock and acquired such stock pursuant to a transaction within the last three years, a majority of our directors approved the transaction. Consequently, Section 203 will not prevent us from engaging in a business combination with the selling stockholder or its affiliates.

Limitation on Directors’ Liability

Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as an injunction or rescission. Our Restated Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, or “debt warrants,” as well as warrants to purchase preferred stock or common stock, or “equity warrants.” We refer to debt warrants and equity warrants collectively as “warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. We will issue warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. When we issue warrants, we will describe the specific terms of the warrants in a prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant;

•	the date on which the right to exercise the debt warrants will commence, and the date on which those rights will expire;

•	the maximum or minimum number of debt warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Subject to the terms of the applicable prospectus supplement, debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payment of principal of or premium, if any, or interest, if any, on the debt securities purchasable upon the exercise.

Equity Warrants

The applicable prospectus supplement will describe the terms of equity warrants offered thereby, the warrant agreement relating to the equity warrants and the equity warrant certificates representing the equity warrants, including:

•	the title of the equity warrants;

•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;

•	the price or prices at which the equity warrants will be issued;

•	if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock;

•	if applicable, the date on and after which the equity warrants and the related preferred stock or common stock will be separately transferable;

•	the date on which the right to exercise the equity warrants will commence, and the date on which those rights will expire;

•	the maximum or minimum number of equity warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as set forth in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Subject to the terms of the applicable prospectus supplement, each warrant will entitle the holder to purchase the principal amount, or number of, securities at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Subject to the terms of the applicable prospectus supplement, warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon that exercise. If less than all of the warrants represented by a particular warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, as distinguished from the separate constituent securities comprising such units. When we issue units, we will describe the specific terms of the units in a prospectus supplement including the following:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	if applicable, the date on and after which the constituent securities comprising the units will become separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax considerations; and

•	any other terms of the units and their constituent securities.

SELLING STOCKHOLDER

Pursuant to a registration rights agreement, dated as of December 21, 2001, as amended, we agreed to register certain securities owned by the selling stockholder and to indemnify the selling stockholder against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act of 1933, as amended, or the Securities Act. Under the registration rights agreement, we also agreed to pay the costs and fees of registering the shares of common stock (including the reimbursement of fees paid by the selling stockholder to counsel); however, the selling stockholder will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock.

The table below sets forth information about the selling stockholder’s beneficial ownership of our common stock as of April 25, 2005 (such information has been provided by the selling stockholder). The selling stockholder may offer all, some or none of the shares of our common stock beneficially owned by it. The shares offered by this prospectus may be offered from time to time by the selling stockholder. As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in a supplement to this prospectus.

As of April 25, 2005, the selling stockholder beneficially owned 4,624,615 shares of our common stock by virtue of its beneficial ownership of 4,362,115 shares of our common stock and a warrant exercisable for 262,500 shares of our common stock. The selling stockholder is an affiliate of The Carlyle Group, a private equity firm. Two managing directors of The Carlyle Group currently sit on our board of directors.

	Shares Beneficially Owned Prior to the Offering			Number of Shares Offered Hereby
Name and Address	Number		Percent
TCG Holdings, L.L.C.(1)	4,624,615	(2)	13.7%

(1)

TC Group III, L.P. is the sole general partner of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P., the record holders of 3,839,242, 199,250 and 99,508 shares of our common stock, respectively. TC Group III, L.L.C. is the sole general partner of TC Group III, L.P. TCG High Yield, L.L.C. is the sole general partner of Carlyle High Yield Partners, L.P., the record holder of 224,115 shares of Common Stock and a warrant exercisable for 262,500 shares of our common stock. TCG High Yield Holdings, L.L.C. is the sole managing member of TCG High Yield, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group III, L.L.C. and TCG High Yield Holdings, L.L.C. TCG Holdings, L.L.C. is

the sole managing member of TC Group, L.L.C. Accordingly, (i) TC Group III, L.P. and TC Group III, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P. and Carlyle-Aviall Partners II, L.P.; (ii) TCG High Yield, L.L.C. and TCG High Yield Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by Carlyle High Yield Partners, L.P.; and (iii) TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be a beneficial owner of shares of common stock owned of record by each of Carlyle Partners III, L.P., CP III Coinvestment, L.P., Carlyle-Aviall Partners II, L.P. and Carlyle High Yield Partners, L.P. William E. Conway, Jr., Daniel A. D’Aniello and David M. Rubenstein are managing members of TCG Holdings, L.L.C. and, in such capacity, may be deemed to share beneficial ownership of shares of common stock beneficially owned by TCG Holdings, L.L.C. Such individuals expressly disclaim any such beneficial ownership. The principal address and principal offices of TCG Holdings, L.L.C. and certain affiliates is c/o The Carlyle Group, 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004-2505. Each of the foregoing entities reports to have shared voting and investment power over the shares of common stock reported to be beneficially owned by such entity.

(2)	Includes 262,500 shares of our common stock which Carlyle High Yield Partners, L.P. is entitled to receive upon exercise of a warrant currently held by it and registered for resale pursuant to a Registration Statement on Form S-3 (Reg. No. 333-89484). None of these shares are being offered for resale pursuant to this prospectus.

PLAN OF DISTRIBUTION

Distribution by the Company or the Selling Stockholder

As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in a supplement to this prospectus. In all cases, the selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. We or the selling stockholder may sell any of the securities being offered under this prospectus in any one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	as exchange distributions in accordance with the rules of the applicable exchange;

•	directly to purchasers, including institutional investors;

•	to a broker-dealer, as principal, for resale by the broker-dealer for its account;

•	through privately negotiated transactions;

•	through remarketing firms;

•	short sales;

•	through a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, the selling stockholder may sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144, or by any other legally available means. The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

Underwriters or Dealers

Unless otherwise indicated in the applicable prospectus supplement, if underwriters or dealers are utilized in the sale, the securities will be acquired by the underwriters or dealers for their own account. The underwriters or dealers may sell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to several conditions set forth in an agreement between us and the underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We or the selling stockholder may grant underwriters who participate in the distribution of securities an option to purchase additional securities if they sell more securities than they purchased.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued.

If we or the selling stockholder use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Agents

We or the selling stockholder may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis.

Direct Sales

We or the selling stockholder may also sell securities directly to one or more purchasers without using underwriters or agents.

Remarketing Firms

The securities may be re-sold to the public following their redemption or repayment by one or more remarketing firms. Remarketing firms may act as principals for their own accounts or as agents for us.

Rights Offerings; Conversions

If we were to issue rights on a pro rata basis to our stockholders, we may be able to use this prospectus to offer and sell the securities underlying the rights. We may also be able to use the prospectus to offer and sell securities to be received upon conversion of any convertible securities we may issue or upon exercise of transferable warrants that may be issued by us or an affiliate.

General Information

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriter, dealer, agent or remarketing firm will be identified and the terms of the transaction, including their compensation, will be described in a prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus is a part. We or the selling stockholder may have agreements with underwriters, dealers, agents or remarketing firms to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, agents or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for, us or our subsidiaries in the ordinary course of their business.

All securities, other than shares of common stock, will be new issues of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

We or the selling stockholder may use agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Hedging and Other Transactions

In addition to the manners of distribution described above, the selling stockholder may enter into hedging transactions. For example, the selling stockholder may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver such shares to close out its short positions;

•	enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A distribution of the common stock by the selling stockholder may also be effected through the issuance by the selling stockholder or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

Pledges; Certain Transfers and Donations

From time to time, the selling stockholder may pledge or grant a security interest in some or all of our common stock owned by it. If the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholder also may transfer and donate our common stock owned by it in other circumstances. The number of shares of our common stock beneficially owned by the selling stockholder will decrease as and when the selling stockholder transfers or donates its shares of our common stock or defaults in performing obligations secured by its shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that each of the transferees, donees, pledgees, other secured parties or other successors in interest will be a selling stockholder for purposes of this prospectus. The names of any transferees, donees, pledgees, or other secured parties or other successors in interest selling common stock under this prospectus will be included in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the issuance of any securities offered under this prospectus will be passed upon for us by our lawyers, Haynes and Boone, LLP. Counsel named in the prospectus supplement will issue opinions about the validity of the securities for any agents, dealers or underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than commissions, expected to be incurred in connection with the offering described in the Registration Statement:

Expense	Amount
Securities and Exchange Commission registration fee	$26,133	*
Legal fees	75,000	*
Printing and engraving expenses	5,000	*
Auditors’ fees	30,000	*
Blue sky and legal investment fees and expenses	5,000	*
Trustee and Authenticating Agent fees	20,000	*
Miscellaneous expenses	20,000	*

Total	$181,133	*(1)

*	Estimated

(1)	Does not include expenses related to Registration Statement No. 333-111816.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) permits indemnification of the directors and officers of Aviall, Inc., a Delaware corporation (the “Company”), involved in a civil or criminal action, suit or proceeding, including, under certain circumstances, suits by or in the right of the Company, for any expenses, including attorney’s fees, and (except in the case of suits by or in the right of the Company), any liabilities which they may have incurred in consequences of such action, suit or proceeding under conditions stated in said Section.

Article XI of the Company’s Restated Certificate of Incorporation (the “Certificate”) limits the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for certain breaches of fiduciary duty. In addition, Article VI of the Company’s Amended and Restated By-Laws (the “By-Laws”) defines and clarifies the rights of certain individuals, including the Company’s directors and officers, to indemnification by the Company against personal liability or expenses incurred by them as a result of certain litigation against them.

Set forth below is a description of Article XI of the Certificate and Article VI of the By-Laws. Such descriptions are intended only as summaries and are qualified in their entirety by reference to the Company’s Certificate and By-Laws.

Article XI of the Certificate protects the directors of the Company against personal liability for breaches of their duty of care. Articles XI of the Certificate absolves directors of liability for negligence in the performance of their duties, including gross negligence. Directors remain liable for breaches of the duty of loyalty to the Company and its stockholders as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law and transactions from which a director derived improper personal benefit. In addition, Article XI of the Certificate does not absolve directors of liability for unlawful dividends or stock repurchases or redemptions to which a negligence standard presently applies under the Delaware Law. Also, there may be certain liabilities, such as those under the federal securities laws or other state or federal laws, which a court may hold are unaffected by Article XI of the Certificate.

Although Article XI of the Certificate provides the directors of the Company with protections against personal liability for monetary damages for breaches of their duty of care, it does not eliminate the directors’

duty of care. Accordingly, Article XI of the Certificate would have no effect on the availability of equitable remedies such as an injunction to prevent a proposed action or rescission of a contract based upon a director’s breach of his or her duty of care. Although both directors and officers of the Company are covered by indemnification provisions under Article VI of the By-Laws (as discussed below), Article XI of the Certificate limits liability only with respect to a person acting in the capacity of a director.

Article VI of the By-Laws provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company (or was serving at the request of the Company as a director, officer or employee of another entity, including service with respect to employee benefit plans maintained or sponsored by the Company) will be indemnified and held harmless by the Company, to the fullest extent authorized by the Delaware Law, as currently in effect (or, to the extent indemnification in broadened, as it may be amended) against all expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred by such person in connection therewith.

Article VI of the By-Laws provides that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Company. Article VI of the By-Laws further provides that while it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Delaware Law, the burden of proving the defense will be on the Company. Neither the failure of the Company’s Board of Directors to have made a determination that indemnification is proper, nor an actual determination by the Company’s Board of Directors that the claimant has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Following any “change in control,” as described in the Company’s By-Laws, any determination as to entitlement to indemnification is to be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Board of Directors on behalf of the Company.

Article VI of the By-Laws also provides that the rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right which any person may have or acquire under any statute, provision of the Company’s Certificate or By-Laws, or otherwise. Article VI of the By-Laws also provides that the Company may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware Law.

Article VI of the By-Laws further provides that the rights conferred therein are contract rights and include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the Delaware Law so requires, such payment will only be made upon delivery to the Company by the indemnified party of an undertaking to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under the By-Laws or otherwise. Article VI of the By-Laws also provides that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

Pursuant to a registration rights agreement entered into by the Company and certain affiliates of The Carlyle Group (collectively, the “Carlyle Investors”), under certain circumstances, each of the Company and the Carlyle Investors have agreed to indemnify each other and their respective directors and officers for certain liabilities arising from untrue statements or misleading omissions contained in a registration statement related to the securities registrable pursuant to the registration rights agreement. The common stock being registered on behalf of the selling stockholder pursuant to this registration statement is being registered pursuant to the registration rights agreement.

Item 16.	Exhibits

Exhibit Number	Description of Exhibit
**1.1	Form of Underwriting Agreement for Common Stock

**1.2	Form of Underwriting Agreement for Debt Securities

**1.3	Form of Underwriting Agreement for Preferred Stock

**1.4	Form of Underwriting Agreement for Warrants

3.1	Restated Certificate of Incorporation of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

3.2	Amended and Restated By-Laws of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999)

3.3	Form of Common Stock Certificate of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Registration Statement on Form 10, as amended (Commission File No. 1-12380))

4.1	Form of Senior Indenture (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-111816))

4.2	Form of Subordinated Indenture (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-111816))

**4.3	Form of Specimen of Senior Debt Security

**4.4	Form of Specimen of Subordinated Debt Security

**4.5	Form of Warrant Agreement

**4.6	Form of Warrant (included in Exhibit 4.5)

5.1	Legal Opinion of Haynes and Boone, LLP Regarding Previously Registered Securities, other than Guarantees (incorporated by reference from Aviall, Inc.’s Registration Statement on Form S-3 (Commission File No. 333-111816))

5.2	Legal Opinion of Haynes and Boone, LLP Regarding Previously Registered Guarantees (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (Commission File No. 333-111816))

*5.3	Legal Opinion of Haynes and Boone, LLP Regarding Registered Securities and Guarantees

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Haynes and Boone, LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 5.3)

*24.1	Power of Attorney (incorporated in the signature page of this Registration Statement)

**25.1	Statement of Eligibility of Trustee on Form T-1 with respect to indenture

*	Filed herewith
**	To be filed by amendment or on Form 8-K

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DFW Airport, State of Texas, on the 5th day of July, 2005.

AVIALL, INC.

By:	/s/ JEFFREY J. MURPHY
Jeffrey J. Murphy
Senior Vice President, Law & Human Resources, Secretary and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Aviall, Inc., a Delaware Corporation, do hereby constitute and appoint Jeffrey J. Murphy, Jacqueline K. Collier, and Colin M. Cohen, and each of them, their true and lawful attorneys-in-fact and agents or attorney-in-fact and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments (including any post-effective amendments) and supplements thereto, and to any and all instruments or documents filed as part of or in connection with such registration statement, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. The Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of July, 2005.

Signature	Title

/s/ PAUL E. FULCHINO Paul E. Fulchino	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ COLIN M. COHEN Colin M. Cohen	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JACQUELINE K. COLLIER Jacqueline K. Collier	Vice President and Controller (Principal Accounting Officer)

/s/ PETER J. CLARE Peter J. Clare	Director

/s/ CHRIS A. DAVIS Chris A. Davis	Director

/s/ ALBERTO F. FERNANDEZ Alberto F. Fernandez	Director

Signature	Title

/s/ ALLAN M. HOLT Allan M. Holt	Director

/s/ DONALD R. MUZYKA Donald R. Muzyka	Director

/s/ RICHARD J. SCHNIEDERS Richard J. Schnieders	Director

/s/ JONATHAN M. SCHOFIELD Jonathan M. Schofield	Director

/s/ ARTHUR E. WEGNER Arthur E. Wegner	Director

/s/ BRUCE N. WHITMAN Bruce N. Whitman	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of DFW Airport, State of Texas, on the 5th day of July, 2005.

AVIALL SERVICES, INC. INVENTORY LOCATOR SERVICE, LLC AVIALL PRODUCT REPAIR SERVICES, INC. AVIALL JAPAN LIMITED INVENTORY LOCATOR SERVICE–UK, INC.

By:	/s/ JEFFREY J. MURPHY
Jeffrey J. Murphy
Senior Vice President, Law & Human Resources, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
**1.1	Form of Underwriting Agreement for Common Stock

**1.2	Form of Underwriting Agreement for Debt Securities

**1.3	Form of Underwriting Agreement for Preferred Stock

**1.4	Form of Underwriting Agreement for Warrants

3.1	Restated Certificate of Incorporation of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

3.2	Amended and Restated By-Laws of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999)

3.3	Form of Common Stock Certificate of Aviall, Inc. (incorporated by reference from Aviall, Inc.’s Registration Statement on Form 10, as amended (Commission File No. 1-12380))

4.1	Form of Senior Indenture (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-111816))

4.2	Form of Subordinated Indenture (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 (Commission File No. 333-111816))

**4.3	Form of Specimen of Senior Debt Security

**4.4	Form of Specimen of Subordinated Debt Security

**4.5	Form of Warrant Agreement

**4.6	Form of Warrant (included in Exhibit 4.5)

5.1	Legal Opinion of Haynes and Boone, LLP Regarding Previously Registered Securities, other than Guarantees (incorporated by reference from Aviall, Inc.’s Registration Statement on Form S-3 (Commission File No. 333-111816))

5.2	Legal Opinion of Haynes and Boone, LLP Regarding Previously Registered Guarantees (incorporated by reference from Aviall, Inc.’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-3 (Commission File No. 333-111816))

*5.3	Legal Opinion of Haynes and Boone, LLP Regarding Registered Securities and Guarantees

*12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Haynes and Boone, LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 5.3)

*24.1	Power of Attorney (incorporated in the signature page of this Registration Statement)

**25.1	Statement of Eligibility of Trustee on Form T-1 with respect to indenture

*	Filed herewith
**	To be filed by amendment or on Form 8-K